Exhibit 23.2

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Level 5, Tower 7, Avenue 5, Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur. Tel: 03- 9779 0559

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-l of Intelligent Group Limited of our report dated April 14, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Intelligent Group Limited for the fiscal year ended November 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SFAI MALAYSIA PLT

Malaysia

November 7, 2025